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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 14, 2003
(July 14, 2003)

THE MACERICH COMPANY
(Exact Name of Registrant as Specified in Charter)

Maryland (State or Other Jurisdiction of Incorporation)	1-12504 (Commission File Number)	95-4448705 (IRS Employer Identification No.)
401 Wilshire Boulevard, Suite 700, Santa Monica, CA 90401 (Address of Principal Executive Offices)

Registrant's telephone number, including area code (310) 394-6000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure

        In May 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 145, "Rescission of SFAS Nos. 4, 44, and 64, Amendment of SFAS 13 and Technical Corrections" ("SFAS 145"), which is effective for fiscal years beginning after May 15, 2002. SFAS 145, among other things, rescinded SFAS 4 which required the classification of gains and losses resulting from extinguishment of debt to be classified as extraordinary items.

        As a result of the adoption of SFAS 145 on January 1, 2003, the Company reclassified losses of $3,605,000, $2,034,000 and $304,000 for the years ending December 31, 2002, 2001 and 2000, respectively, from extraordinary items to continuing operations. Included in this Form 8-K are the financial statements and selected financial data of the Company filed in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 modified solely to reflect this reclassification.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

	(c)	Exhibits
23.1		Consent of PricewaterhouseCoopers LLP
99.1	A.	Selected Financial Data of the Company
	B.	Financial Statements of the Company
Report of Independent Auditors
Consolidated balance sheets of the Company as of December 31, 2002 and 2001
Consolidated statements of operations of the Company for the years ended December 31, 2002, 2001 and 2000
Consolidated statements of common stockholders' equity of the Company for the years ended December 31, 2002, 2001 and 2000
Consolidated statements of cash flows of the Company for the years ended December 31, 2002, 2001 and 2000
Notes to consolidated financial statements

SIGNATURES

        Pursuant to the requirements of the Securities and Exchange Act of 1934, The Macerich Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Santa Monica, State of California, on July 14, 2003.

THE MACERICH COMPANY

By:	/s/ THOMAS O'HERN Thomas O'Hern
Executive Vice President and Chief Financial Officer

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Item 5. Other Events and Required FD Disclosure
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits